EXHIBIT 5.1

OPINION OF GENERAL COUNSEL OF AEGON N.V.

AEGON N.V.

AEGONplein 50

2591 TV The Hague

The Netherlands

Ladies and Gentlemen:

I am the General Counsel of AEGON N.V., a company formed under the laws of The Netherlands (“AEGON”). I am rendering this opinion in connection with the filing by AEGON under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-4 (the “Registration Statement”) with the Securities and Exchange Commission with respect to common shares of AEGON, par value EUR 0.12 per share (“AEGON Common Shares”), to be delivered in exchange for the entire issued and outstanding share capital of Global Preferred Re Limited, the Bermuda-incorporated life reinsurance company owned by, and comprising substantially all the assets of, Global Preferred Holdings, Inc., a Delaware corporation (“GPH”), pursuant to the Agreement and Plan of Reorganization, dated as of December 30, 2004 (the “Reorganization Agreement”), among AEGON, GPH and GPRE Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of AEGON (“GAC”).

A. SCOPE OF REVIEW AND RELIANCE

In connection with rendering of the opinion set forth below, I have examined, am familiar with and, to the extent I deemed appropriate, have relied on originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement, (ii) a copy of the Reorganization Agreement filed as exhibit 2.1 to the Registration Statement and (iii) such additional documents, corporate records and other instruments as I have deemed necessary or appropriate for the purpose of this opinion.

B. ASSUMPTIONS

In giving this opinion, I have assumed the following (without independent verification):

1.	the legal capacity of all natural persons, the authority of all persons signing each of the documents on behalf of the parties (other than AEGON and GAC) to such documents and the genuineness of all signatures;

2.	the authenticity and completeness of all documents submitted to me as originals;

3.	the conformity to original documents and the completeness of all documents submitted to me as certified or conformed copies or photocopies and the authenticity of the originals of such documents;

4.	the conformity to original documents and the completeness of all documents received by me by facsimile transmission and the authenticity of the originals of such documents;

5.	the truth, accuracy and completeness of the information, representations, warranties and statements contained in the additional documents, corporate records and other instruments I have reviewed (other than those of AEGON and GAC);

6.	the due authorization, execution and delivery of the Reorganization Agreement by all parties thereto (other than AEGON and GAC); and

7.	the performance of all obligations under, and compliance in all respects with the terms and conditions of, the Reorganization Agreement by all parties thereto (other than AEGON and GAC).

C. OPINION

Based upon and subject to the foregoing and other limitations and qualifications stated herein, I am of the opinion that AEGON Common Shares to be delivered to GPH pursuant to the Reorganization Agreement have been duly authorized and, upon the acquisition of the entire issued and outstanding share capital of Global Preferred Re Limited from GPH in exchange for AEGON Common Shares in accordance with the Reorganization Agreement, will be validly issued, fully paid, and nonassessable.

D. LIMITATIONS AND QUALIFICATIONS

I have not investigated and do not express any opinion herein concerning the laws of any other jurisdiction other than The Netherlands. In particular, I have not investigated and do not purport to pass on any matter governed by the Federal law of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

I know that I am referred to under the heading “Legal Matters” in the Proxy Statement/Prospectus forming a part of the Registration Statement, and I hereby consent to such use of my name in the Registration Statement and any amendments (including post-effective amendments) thereto and to the filing of this opinion with the Registration Statement as Exhibit 5.1 thereto.

This opinion is furnished by me, as General Counsel of AEGON, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without my express written permission.

/s/ Erik Lagendijk
Erik Lagendijk

The Hague, February 25, 2005

2